Board of Directors
EYI Industries, Inc.
Burnaby, British Columbia
Canada




                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our report dated April 12, 2005, on the financial statements of EYI Industries, Inc. as of December 31, 2004 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.




Williams & Webster, P.S.
Spokane, Washington

May 27, 2005